Exhibit 3.2

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

RIKU DINING GROUP LIMITED

(adopted by Special Resolution passed on 17 November 2025)

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

RIKU DINING GROUP LIMITED

(adopted by Special Resolution passed on 17 November 2025)

1.	The name of the Company is Riku Dining Group Limited.

2.	The registered office of the Company shall be at the offices of CO Services Cayman Limited, PO Box 10008, Pavilion East, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to exercise all the functions of a natural person of full capacity.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The share capital of the Company is US$5,000,000 divided into 500,000,000 Ordinary Shares comprising (i) 430,000,000 Class A Ordinary Shares of a par value of US$0.01 each, and (ii) 70,000,000 Class B Ordinary Shares of a par value of US$0.01 each. Subject to the Companies Act and the Articles, the Company shall have the power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of Shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6.	The Company has the power to register by way of continuation outside of the Cayman Islands in accordance with the Companies Act and to de-register as an exempted company in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

RIKU DINING GROUP LIMITED

(adopted by Special Resolution passed on 17 November 2025)

CONTENTS

1.	PRELIMINARY	3

2.	COMMENCEMENT OF BUSINESS	7

3.	REGISTERED OFFICE AND OTHER OFFICES	7

4.	SERVICE PROVIDERS	7

5.	ISSUE OF SHARES	8

6.	REGISTER OF MEMBERS	11

7.	CLOSING REGISTER OF MEMBERS AND FIXING RECORD DATE	11

8.	SHARE CERTIFICATES	12

9.	CALLS ON SHARES	12

10.	FORFEITURE OF SHARES	14

11.	TRANSFER OF SHARES	16

12.	TRANSMISSION OF SHARES	16

13.	REDEMPTION, PURCHASE AND SURRENDER OF SHARES	18

14.	FINANCIAL ASSISTANCE	18

15.	CLASS RIGHTS AND CLASS MEETINGS	18

16.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS	19

1

17.	LIEN ON SHARES	19

18.	ALTERATION OF SHARE CAPITAL	20

19.	GENERAL MEETINGS	21

20.	NOTICE OF GENERAL MEETINGS	22

21.	PROCEEDINGS AT GENERAL MEETINGS	24

22.	VOTES OF MEMBERS	26

23.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS	28

24.	APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS	30

25.	ALTERNATE DIRECTORS	34

26.	POWERS OF DIRECTORS	35

27.	PROCEEDINGS OF DIRECTORS	36

28.	DELEGATION OF DIRECTORS’ POWERS	39

29.	DIRECTORS’ RENUMERATION, EXPENSES AND BENEFITS	41

30.	SEAL	42

31.	DIVIDENDS, DISTRIBUTIONS AND RESERVES	42

32.	PAYMENTS	43

33.	CAPITALISATION OF RESERVES AND PROFITS	44

34.	BOOKS OF ACCOUNT	45

35.	AUDITOR	46

36.	NOTICES	46

37.	WINDING UP	47

38.	INDEMNITY AND INSURANCE	48

39.	REQUIRED DISCLOSURE	49

40.	FINANCIAL YEAR	49

41.	TRANSFER BY WAY OF CONTINUATION	49

42.	TRANSFER BY WAY OF CONTINUATION	50

43.	TAX TRANSPARENCY REPORTING	50

2

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

RIKU DINING GROUP LIMITED

(adopted by Special Resolution passed on 17 November 2025)

1.	PRELIMINARY

1.1	Table A not to apply

The regulations contained or incorporated in Table A in the First Schedule to the Companies Act shall not apply to the Company and these Articles shall apply in place thereof.

1.2	Definitions

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Auditor”	means the person (if any) for the time being performing the duties of auditor of the Company;

“Beneficial Ownership”	means, with respect to a security, sole or shared voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to acquire (or an obligation to acquire) or dispose, or to direct the acquisition or disposal of, such security) and/or a long economic exposure, whether absolute or conditional, to changes in the price of such security, in each case, whether direct or indirect, and whether through any contract, arrangement, understanding, relationship, or otherwise and “beneficial owner” shall mean a person entitled to such Interest;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

3

“Class A Ordinary Share”	means an Ordinary Share of a par value of US$0.01 in the capital of the Company, designated as a Class A Ordinary Share and having the rights provided for in these Articles;

“Class B Ordinary Share”	means an Ordinary Share of a par value of US$0.01 in the capital of the Company, designated as a Class B Ordinary Share and having the rights provided for in these Articles;

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“Companies Act”	means the Companies Act (as revised) of the Cayman Islands, as amended or revised from time to time;

“Company”	means the above-named company;

“Directors”	means the directors for the time being of the Company or as the case may be, the Directors assembled as a board or as a committee thereof;

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles;

“Electronic Record”	has the same meaning as in the Electronic Transactions Act;

“Electronic Transactions Act”	means the Electronic Transactions Act (as revised) of the Cayman Islands, as amended or revised from time to time;

“Interest”	in securities or in a person means any form of Beneficial Ownership (including, for the avoidance of doubt, any derivative, contractual or economic right or contract for difference) of securities of such person;

“Member”	means any person from time to time entered in the Register of Members as a holder of one or more Shares;

“Memorandum”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”

means a resolution:

(a)     passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled by the Articles; or

(b)     approved in writing by all of the Members entitled to vote at a general meeting of the Company, passed in accordance with these Articles;

4

“Ordinary Share”	means a Class A Ordinary Share or a Class B Ordinary Share;

“Register of Members”	means the register of members of the Company maintained in accordance with the Companies Act and includes (except where otherwise stated) any duplicate or branch register;

“Registered Office”	means the registered office for the time being of the Company in the Cayman Islands;

“Seal”	means the common seal of the Company (if any) and includes every duplicate seal;

“Secretary”	means any person or persons appointed by the Directors to perform any of the duties of the secretary of the Company;

“Share”	means a share in the capital of the Company and includes a fraction of a Share. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require;

“Special Resolution”

means a special resolution passed in accordance with the Companies Act, being a resolution:

(a)   passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)   approved in writing by all of the Members entitled to vote at a general meeting of the Company, passed in accordance with these Articles;

“Treasury Shares”	means Shares held in treasury pursuant to the Companies Act and these Articles.

“US$”	means the lawful currency of the United States of America.

5

1.3	Interpretation

Unless the contrary intention appears, in these Articles:

(a)	singular words include the plural and vice versa;

(b)	a word of any gender includes the corresponding words of any other gender;

(c)	references to “persons” include natural persons, companies, partnerships, firms, joint ventures, associations or other bodies of persons (whether or not incorporated);

(d)	a reference to a person includes that person’s successors and legal personal representatives;

(e)	“writing” and “written” includes any method of representing or reproducing words in a visible form, including in the form of an Electronic Record;

(f)	a reference to “shall” shall be construed as imperative and a reference to “may” shall be construed as permissive;

(g)	in relation to determinations to be made by the Directors and all powers, authorities and discretions exercisable by the Directors under these Articles, the Directors may make those determinations and exercise those powers, authorities and discretions in their sole and absolute discretion, either generally or in a particular case, subject to any qualifications or limitations expressed in these Articles or imposed by law;

(h)	any reference to the powers of the Directors shall include, when the context admits, the service providers or any other person to whom the Directors may, from time to time, delegate their powers;

(i)	the term “and/or” is used in these Articles to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. “Or” shall not be interpreted to be exclusive, and “and” shall not be interpreted to require the conjunctive, in each case unless the context requires otherwise;

6

(j)	any phrase introduced by the terms “including”, “includes”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(k)	headings are inserted for reference only and shall not affect construction;

(l)	a reference to a law includes regulations and instruments made under that law;

(m)	a reference to a law or a provision of law includes amendments, re-enactments, consolidations or replacements of that law or the provision;

(n)	“fully paid” and “paid up” means paid up as to the par value and any premium payable in respect of the issue or re-designation of any Shares and includes credited as fully paid;

(o)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

(p)	sections 8 and 19(3) of the Electronic Transactions Act are hereby excluded.

2.	COMMENCEMENT OF BUSINESS

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in connection with the formation and operation of the Company, including the expenses of registration and any expenses relating to the offer of, subscription for, or issuance of Shares.

2.3	Expenses may be amortised over such period as the Directors may determine.

3.	REGISTERED OFFICE AND OTHER OFFICES

3.1	Subject to the provisions of the Companies Act, the Company may by resolution of the Directors change the location of its Registered Office.

3.2	The Directors, in addition to the Registered Office, may in their discretion establish and maintain such other offices, places of business and agencies whether within or outside of the Cayman Islands.

4.	SERVICE PROVIDERS

The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions available to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub-delegation, but subject to such restrictions, as they think fit.

7

5.	ISSUE OF SHARES

5.1	Power of Directors to issue Shares

(a)	The issue of Shares is under the control of the Directors who may:

(i)	offer, issue, allot or otherwise dispose of them to such persons, in such manner, on such terms and having such rights and being subject to such restrictions, as they may from time to time determine; and

(ii)	grant options over such Shares and issue warrants, convertible securities or similar instruments with respect thereto, subject to the Companies Act, the Memorandum, these Articles, any resolution that may be passed by the Company in general meeting and any rights attached to any Shares or Class of Shares.

(b)	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend, return of capital and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) shall be fixed and determined by the Directors.

(c)	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

5.2	Class A Ordinary Shares and Class B Ordinary Shares

(a)	Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to a vote at general meetings of the Company.

(b)	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

8

(c)	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

(d)	Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a Member to any person who is not an affiliate of such Member, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any erson who is not an affiliate of the registered shareholder of such Share, such Class B Ordinary Share shall be automatically and immediately converted into one (1) Class A Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, trasnfer, assignment or disposition in its Register of Members; (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares; and (iii) any sale, transfer or other disposal of Class B Ordinary Shares by a holder thereof to any holders of Class B Ordinary Shares or their affiliates shall not result in a conversion of Class B Ordinary Shares to Class A Ordinary Shares.

(e)	Save and except for voting rights and conversion rights as set out in Articles 5.2(a) to (d) (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

5.3	Payment of commission or brokerage

Subject to the provisions of the Companies Act, the Company may pay a commission or brokerage in connection with the subscription for or issue of any Shares. The Company may pay the commission or brokerage in cash or by issuing fully or partly paid Shares or by a combination of both.

5.4	No Shares to bearer

The Company shall not issue Shares to bearer.

9

5.5	Fractional Shares

The Directors may issue fractions of a Share of any Class, and, if so issued, a fraction of a Share (calculated to such decimal points as the Directors may determine) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole Share of the same Class.

5.6	Treasury Shares

(a)	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Companies Act shall be held as Treasury Shares and not treated as cancelled if:

(i)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(ii)	the relevant provisions of the Memorandum and Articles and the Companies Act are otherwise complied with.

(b)	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

(c)	The Company shall be entered in the Register of Members as the holder of the Treasury Shares. However:

(i)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(ii)	a Treasury Share shall not be voted, directly or indirectly, at any general meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of these Articles or the Companies Act.

(d)	Nothing in paragraph (c) above prevents an allotment of Shares as fully paid up bonus Shares in respect of a Treasury Share and Shares allotted as fully paid up bonus Shares in respect of a Treasury Share shall be treated as Treasury Shares.

(e)	Treasury Shares may be disposed of by the Company in accordance with the Companies Act and otherwise on such terms and conditions as the Directors determine.

10

6.	REGISTER OF MEMBERS

6.1	The Company shall maintain or cause to be maintained a Register of Members.

6.2	Upon request, the Direcors shall confirm to any Member the entry of the name of such Member in the Register of Members and the number and the Class of Shares held by such Member. No Member (not being a Director) shall have any right to inspect the Register of Members execpt as conferred by the Companies Act or as authorised by the Directors.

7.	CLOSING REGISTER OF MEMBERS AND FIXING RECORD DATE

7.1	Power of Directors to close the Register of Members

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment of a meeting, or Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed thirty (30) days.

7.2	Power of Directors to fix a record date

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrear a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other purpose.

7.3	Circumstances where Register of Members is not closed and no fixed record date

If the Register of Members is not closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment of that meeting.

11

8.	SHARE CERTIFICATES

8.1	Issue of share certificates

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued.

8.2	Form of share certificates

Share certificates, if any, shall be in such form as the Directors may determine and shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise share certificates to be issued with the authorised signature(s) affixed by mechanical process. All share certificates shall be consecutively numbered or otherwise identified and shall specify the number and Class of Shares to which they relate and the amount paid up thereon or the fact that they are fully paid, as the case may be. All share certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate evidencing a like number of relevant Shares shall have been surrendered and cancelled. Where only some of the Shares evidenced by a share certificate are transferred, the old certificate shall be surrendered and cancelled and a new certificate for the balance of the Shares shall be issued in lieu without charge.

8.3	Certificates for jointly-held Shares

If the Company issues a share certificate in respect of Shares held jointly by more than one person, delivery of a single share certificate to one joint holder shall be a sufficient delivery to all of them.

9.	CALLS ON SHARES

9.1	Calls, how made

(a)	Subject to the terms on which Shares are allotted, the Directors may make calls on the Members (and any persons entitled by transmission) in respect of any amounts unpaid on their Shares (whether in respect of nominal value or premium or otherwise) and not payable on a date fixed by or in accordance with the allotment terms. Each such Member or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

(b)	A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Directors authorising it is passed. A call may, before the Company’s receipt of any amount due under it, be revoked or postponed in whole or in part as the Directors may decide. A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

12

9.2	Liability of joint holders

The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of it.

9.3	lnterest

lf the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the Share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding eight percent (8%) per annum (compounded on a six monthly basis), as the Directors shall determine. The Directors may waive payment of such costs, charges, expenses or interest in whole or in part.

9.4	Differentiation

Subject to the allotment terms, the Directors may make arrangements on or before the issue of Shares to differentiate between the holders of Shares in the amounts and times of payment of calls on their Shares.

9.5	Payment in advance of calls

(a)	The Directors may receive from any Member (or any person entitled by transmission) all or any part of the amount uncalled and unpaid on the Shares held by him (or to which he is entitled). The liability of each such Member or other person on the Shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding eight percent (8%) per annum (compounded on a six monthly basis) as the Directors may decide.

(b)	No sum paid up on a Share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

9.6	Restrictions if calls unpaid

Unless the Directors decide otherwise, no Member shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a Member until he has paid all calls due and payable on every Share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

13

9.7	Sums due on allotment treated as calls

Any sum payable in respect of a Share on allotment or at any fixed date, whether in respect of the nominal value of the Share or by way of premium or otherwise or as an instalment of a call, shall be deemed to be a call. lf such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

10.	FORFEITURE OF SHARES

10.1	Forfeiture after notice of unpaid call

(a)	lf a call or an instalment of a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited. lf the notice is not complied with, any Shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. The forfeiture will include all dividends and other amounts payable in respect of the forfeited Shares which have not been paid before the forfeiture.

(b)	The Directors may accept the surrender of a Share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a Share also apply to the surrender of a Share.

10.2	Notice after forfeiture

When a Share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the Share or the person entitled by transmission to the Share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Register of Members. Notwithstanding the above, no forfeiture will be invalidated by any omission to give such notice or make such entry.

10.3	Consequences of forfeiture

(a)	A Share shall, on its forfeiture, become the property of the Company.

(b)	All interest in and all claims and demands against the Company in respect of a Share and all other rights and liabilities incidental to the Share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

14

(c)	The holder of a Share (or the person entitled to it by transmission) which is forfeited shall:

(i)	on its forfeiture cease to be a Member (or a person entitled) in respect of it;

(ii)	remain liable to pay to the Company all monies payable in respect of the Share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the Share had not been forfeited; and

(iii)	remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the Share at the time of forfeiture without any deduction or allowance for the value of the Share at the time of forfeiture or for any consideration received on its disposal.

10.4	Disposal of forfeited Share

(a)	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Directors may decide. Where for the purpose of its disposal a forfeited Share is to be transferred to any transferee, the Directors may authorise a person to execute an instrument of transfer of Shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct.

(b)	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (a) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the Shares to which it relates.

10.5	Proof of forfeiture

A statutory declaration by a Director or any other officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the Share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the Share. The person to whom the Share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His title to the Share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

15

11.	TRANSFER OF SHARES

11.1	Written instrument of transfer

Subject to these Articles, a Share is transferable by means of a written instrument of transfer in any usual or common form for use in the Cayman Islands or any other form approved by the Directors and which:

(a)	has been executed by or on behalf of the transferor; and

(b)	is accompanied by such documentation that the Directors may request.

11.2	Refusal to register transfers

(c)	The Directors may resolve to refuse to register any transfer of Shares and are not obliged to give any reason for that refusal, provided that the Directors may (with or without conditions) irrevocably waive or modify this right in connection with the listing of Shares on a stock exchange or where the free transferability of Shares is otherwise desirable.

(d)	If the Directors refuse to register a transfer of Shares they must, within two months of such refusal (i) give notice of the refusal to the registered holder of the Shares and the proposed transferee named on the transfer and (ii) at their election, either destroy any instrument of transfer provided to them in respect of such proposed transfer, or return such instrument to the person who provided it to them. Failure to provide such notice or to destroy or return such instrument does not invalidate the decision of the Directors to refuse to register that transfer.

11.3	Effect of registration

The transferor shall be deemed to remain the holder of the Share transferred until the name of the transferee is entered in the Register of Members in respect of that Share.

12.	TRANSMISSION OF SHARES

12.1	Transmission of Shares

If a Member dies, becomes bankrupt, commences liquidation or is dissolved, the only person that the Company will recognise as having any title to, or interest in, that Member’s Share (other than the Member) are:

(a)	if the deceased Member was a joint holder, the survivor;

(b)	if the deceased Member was a sole or the only surviving holder, the personal representative of that Member; or

16

(c)	any trustee in bankruptcy or other person succeeding to the Member’s interest by operation of law,

but nothing in these Articles releases the estate of a deceased Member, or any other successor by operation of law, from any liability in respect of any Share held by that Member solely or jointly.

12.2	Election by persons entitled on transmission

Any person becoming entitled to a Share as a result of the death, bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become registered as the holder of the Share or nominate another person to be registered as the holder of that Share.

12.3	Manner of election

A person who makes an election under the preceding Article shall give written notice to the Company to that effect, but the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be.

12.4	Rights of persons entitled by transmission

A person becoming entitled to a Share by reason of the death, bankruptcy, liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other rights to which he would be entitled if he were the registered holder of the Share. However, the person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to attend or vote at any meeting of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him registered as the holder (and the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be). If the notice is not complied with within ninety (90) days the Directors may withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12.5	No surviving Member or Director

Notwithstanding the foregoing, where there is no Director in office and the only persons interested in the issued Shares are entitled on transmission, such persons shall be treated as if already registered as the holders of such Shares, but solely for the purpose of passing an Ordinary Resolution appointing one or more Directors.

17

13.	REDEMPTION, PURCHASE AND SURRENDER OF SHARES

13.1	Surrender of Shares

Shares may be surrendered in accordance with the relevant provisions of the Companies Act.

13.2	Shares not redeemable

Shares are not redeemable.

13.3	Power of the Company to purchase its Shares

Subject to the provisions of the Companies Act and to any rights conferred on the holders of any class of Shares, the Company shall have the power to purchase all or any of its Shares on such terms as the Directors may agree with the holders of such Shares. The Company may make a payment in respect of the purchase of its own Shares in any manner permitted by the Companies Act, including out of capital. Purchase proceeds may be paid in cash and/or in-kind.

13.4	Holding Shares in treasury

The Directors may hold and dispose of any repurchased, redeemed or surrendered Shares in treasury in accordance with the relevant provisions of the Companies Act.

14.	FINANCIAL ASSISTANCE

The Company may give financial assistance directly or indirectly for the purpose of, or in connection with, the acquisition made or to be made by any person of any Shares or of shares in any Member.

15.	CLASS RIGHTS AND CLASS MEETINGS

15.1	Variation of class rights

Subject to the Companies Act, if at any time the share capital of the Company is divided into different Classes of Shares, all or any of the rights attached to any Class of Shares may be varied in such manner as those rights may provide or, if no such provision is made, either:

(a)	with the consent in writing of holders of not less than three-fourths of the issued Shares of that Class; or

(b)	with the sanction of a resolution passed at a separate meeting of the holders of the Shares of that Class by a majority of votes cast of the holders of the Shares of that Class present and voting at such meeting with a quorum of 2 persons at least holding (whether in person or by proxy) not less than one-thirds of the holders of the Shares of that Class.

18

15.2	Treatment of classes of Shares by Directors

The Directors may treat two or more or all of the Classes of Shares as forming one class of Shares if the Directors consider that such Classes of Shares would be affected by the proposed variation in the same way.

15.3	Effect of Share issue on class rights

The rights attached to any Class of Shares are not taken to be varied by:

(a)	the creation or issue of further Shares ranking equally with them unless expressly provided by the terms of the issue of the Shares of that Class; or

(b)	the reduction of capital paid up on such Shares or by the repurchase, redemption or surrender of any Shares in accordance with the Companies Act and these Articles.

15.4	Class meetings

The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to any Class meeting, except that the quorum shall be two or more Members that together hold at least one-third of the issued Shares of that Class.

16.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, the Company:

(a)	is not required to recognise a person as holding any Share on any trust, even if the Company has notice of the trust; and

(b)	is not required to recognise, and is not bound by, any interest in or claim to any Share, except for the registered holder’s absolute legal ownership of the Share, even if the Company has notice of that interest or claim.

17.	LIEN ON SHARES

17.1	Lien on Shares generally

The Company shall have a first and paramount lien on all Shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or amounts payable to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time determine any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share is released if a transfer of that Share is registered.

19

17.2	Enforcement of lien by sale

The Company may sell, on such terms and in such manner as the Directors think fit, any Share on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given by the Company to the holder of the Share (or to any other person entitled by transmission to the Shares) demanding payment of that amount and giving notice of intention to sell the Share if such payment is not made.

17.3	Completion of sale under lien

(a)	To give effect to a sale of Shares under a lien the Directors may authorise any person to execute an instrument of transfer in respect of the Shares to be sold to, or in accordance with the directions of, the relevant purchaser.

(b)	The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of any consideration provided for the Shares, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale or the exercise of the Company’s power of sale under these Articles.

17.4	Application of proceeds of sale

The net proceeds of a sale made under a lien after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person who was entitled to the Shares immediately prior to the sale.

18.	ALTERATION OF SHARE CAPITAL

18.1	The Company may by Ordinary Resolution:

(i)	increase its share capital by such sum, to be divided into Shares of such Classes and amounts as the resolution shall prescribe;

(ii)	consolidate, or consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

20

(iii)	subdivide its Shares, or any of them, into Shares of a smaller amount than is fixed by the Memorandum; and

(iv)	cancel any Shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2	All new Shares created in accordance with the provisions of this Article shall be subject to the same provisions of these Articles with reference to liens, transfer, transmission and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Companies Act and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to these Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein;

(d)	reduce its share capital and any capital redemption reserve;

(e)	commence a voluntary winding up; and

(f)	merge or consolidate with any one or more constituent companies (as defined in the Companies Act).

19.	GENERAL MEETINGS

19.1	Annual general meetings and general meetings

(a)	The Company may hold an annual general meeting in each calendar year, which shall be convened by the Directors, in accordance with these Articles, but so that the maximum period between such annual general meetings shall not exceed fifteen (15) months.

(b)	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	Convening of general meetings

(a)	The Directors may convene a general meeting of the Company whenever the Directors think fit, and must do so if required to do so pursuant to a valid Members’ requisition.

21

(b)	If at any time there are no Directors then any one Member shall be entitled to convene a general meeting of the Company in the same manner as if such Member were the Directors.

(c)	The Directors may, in their absolute discretion (save for general meetings convened at the requisition of one or more Members), postpone or cancel a general meeting before the date on which it is to be held, with or without reason.

19.3	Members’ requisition

A Members’ requisition is a requisition of Members of the Company holding at the date of deposit of the requisition at the Registered Office not less than ten percent (10%) in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.4	Requirements of Members’ requisition

(a)	The requisition must state the objects of the general meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(b)	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing a majority of the total voting rights of all of them, may themselves convene a general meeting of the Company, but any meeting so convened shall not be held after the expiration of three months after the expiration of such twenty-one (21) day period.

(c)	A general meeting convened in accordance with this Article by requisitionists shall be convened (insofar as is possible) in the same manner as that in which general meetings are to be convened by Directors and the Directors shall, upon demand, provide the names and addresses of each Member to the requisitionists for the purpose of convening such meeting.

20.	NOTICE OF GENERAL MEETINGS

20.1	Length and form of notice and persons to whom notice must be given

(a)	At least five (5) clear days’ notice shall be given of any annual general meeting or general meeting of the Company.

(b)	Subject to the Companies Act and notwithstanding that it is convened by shorter notice than that specified in paragraph (a) of this Article, a general meeting shall be deemed to have been duly convened if it is so agreed:

(i)	in the case of an annual general meeting, by all shareholders entitled to attend and vote at the meeting; and

22

(ii)	in the case of an extraordinary general meeting, by at least seventy-five percent (75%) of all the Members entitled to attend and vote at the meeting.

(c)	The notice of meeting shall specify:

(i)	whether the meeting is an annual general meeting or a general meeting;

(ii)	the place, the day and the time of the meeting;

(iii)	the general nature of the business to be transacted;

(iv)	if the meeting is convened to consider a Special Resolution, the intention to propose the resolution as such; and

(v)	with reasonable prominence, that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a Member.

(d)	The notice of meeting:

(i)	shall be given to the Members (other than a Member who, under these Articles or any restrictions imposed on any Shares, is not entitled to receive notice from the Company), to each Director and alternate Director, to the Auditor and to such other persons; and

(ii)	may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting.

(e)	The Directors may determine that the Members entitled to receive notice of a meeting are those persons entered on the Register of Members at the close of business on a day determined by the Directors.

20.2	Omission or non-receipt of notice or instrument of proxy

The accidental omission to send or give notice of meeting or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

23

21.	PROCEEDINGS AT GENERAL MEETINGS

21.1	Requirement and number for a quorum

No item of business may be transacted at a general meeting unless a quorum is present. A quorum is two Members present in person or by proxy or by a duly authorised representative and entitled to vote unless the Company has only one Member in which case that Member alone constitutes a quorum.

21.2	General meetings by telephone or other communications device

A general meeting may be held by means of any telephone, electronic or other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by resolution of the Members present, the meeting shall be deemed to be held at the place where the chairman is physically present.

21.3	Adjournment if quorum not present

If within fifteen (15) minutes after the time appointed for a general meeting a quorum is not present (or if during such a meeting a quorum ceases to be present), the meeting:

(a)	if convened upon the requisition of Members, shall be dissolved; and

(b)	in any other case, stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for the meeting the Members present shall be a quorum.

21.4	Appointment of chairman of general meeting

(a)	If the Directors have elected one of their number as chairman of their meetings that person shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if the elected chairman is not present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

(b)	If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

24

21.5	Orderly conduct

The chairman shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

21.6	Entitlement to attend and speak

Each Director shall be entitled to attend and speak at any general meeting of the Company. The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

21.7	Adjournment of general meeting

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

21.8	Voting on a show of hands

(a)	At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is demanded.

(b)	Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s book containing the minutes of proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

21.9	When a poll may be demanded

A poll may only be demanded:

(a)	before the show of hands on that resolution is taken;

(b)	before the result of the show of hands on that resolution is declared; or

(c)	immediately after the result of the show of hands on that resolution is declared.

25

21.10	Demand for poll

(a)	A poll may be demanded by the chairman of the meeting.

(b)	A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

21.11	Voting on a poll

If a poll is properly demanded:

(a)	it must be taken in the manner and at the date and time directed by the chairman;

(b)	on the election of a chairman or on a question of adjournment, it must be taken immediately;

(c)	the result of the poll is a resolution of the meeting at which the poll was demanded; and

(d)	the demand may be withdrawn.

21.12	No casting vote for chairman

If there is an equality of votes either on a show of hands or on a poll, the chairman is not entitled to a second or casting vote in addition to any other vote he may have or be entitled to exercise.

22.	VOTES OF MEMBERS

22.1	Written resolutions of Members

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all Members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held. A resolution in writing is adopted when all Members entitled to do so have signed it.

22.2	Registered Members to vote

No person shall be entitled to vote at any general meeting unless he is registered as a Member in the Register of Members on the record date for such meeting.

26

22.3	Voting rights

Subject to these Articles and to any rights or restrictions for the time being attached to any Class or Classes of Shares:

(a)	on a show of hands, each Member present in person and each other person present as a proxy or duly authorised representative of a Member has one vote; and

(b)	on a poll, each Member present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share of which he is the holder.

22.4	Voting rights of joint holders

If a Share is held jointly and more than one of the joint holders votes in respect of that Share, only the vote of the joint holder whose name appears first in the Register of Members in respect of that Share counts.

22.5	Voting rights of Members incapable of managing their affairs

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote whether on a show of hands or on a poll by his receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy.

22.6	Voting restriction on an outstanding call

Unless the Directors decide otherwise, no Member shall be entitled to be present or vote at any general meeting either personally or by proxy until he has paid all calls due and payable on every Share held by him whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

22.7	Objection to error in voting

(a)	An objection to the right of a person to attend or vote at a general meeting or adjourned general meeting:

(i)	may not be raised except at that meeting or adjourned meeting; and

(ii)	must be referred to the chairman of the meeting whose decision is final.

(b)	If any objection is raised to the right of a person to vote and the chairman disallows the objection then the vote cast by that person is valid for all purposes.

27

23.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS

23.1	How Members may attend and vote

(a)	Subject to these Articles, each Member entitled to vote at a general meeting may attend and vote at the general meeting:

(i)	in person, or where a Member is a company or non-natural person, by a duly authorised representative; or

(ii)	by one or more proxies.

(b)	A proxy or a duly authorised representative may, but not need be, a Member of the Company.

23.2	Appointment of proxies

(a)	The instrument appointing a proxy shall be in writing and be executed by or on behalf of the Member appointing the proxy.

(b)	A corporation may execute an instrument appointing a proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person.

(c)	A Member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one Share.

(d)	The appointment of a proxy shall not preclude a Member from attending and voting at the meeting or any adjournment of it.

23.3	Form of instrument of proxy

The instrument appointing a proxy may be in any usual or common form (or in any other form approved by the Directors) and may be expressed to be for a particular general meeting (or any adjournment of a general meeting) or generally until revoked.

23.4	Authority under instrument of proxy

The instrument appointing a proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote, on a poll, on a resolution as a motion or an amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit.

28

23.5	Receipt of proxy appointment

The instrument appointing a proxy and any authority under which it is executed shall be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting (or in any instrument of proxy sent out by the Company) prior to the time set out in such notice or instrument (or if no such time is specified, no later than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting). Notwithstanding the foregoing, the chairman may, in any event, at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

23.6	Validity of votes cast by proxy

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the proxy is appointed unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which the proxy voted.

23.7	Corporate representatives

A corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any Class of Shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual Member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by a Director may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

23.8	Termination of proxy or corporate authority

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination was received by the Company at the Registered Office, or at such other place at which the instrument of proxy was duly deposited, or, where the appointment of proxy was contained in an electronic communication, at the address at which such appointment was duly received, at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) at least one hour before the time appointed for taking the poll.

29

23.9	Amendment to resolution

(a)	If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

(b)	ln the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

23.10	Shares that may not be voted

Shares that are beneficially owned by the Company shall not be voted, directly or indirectly, at any general meeting or Class meeting (as applicable) and shall not be counted in determining the total number of outstanding Shares at any given time.

24.	APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

24.1	Number of Directors

The Company may from time to time by Ordinary Resolution establish or vary a maximum and/or minimum number of Directors. Unless otherwise determined by the Company by Ordinary Resolution the number of Directors (other than alternate Directors) shall be not less than two and there shall be no maximum number of Directors.

24.2	No shareholding qualification

The Company may by Ordinary Resolution fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

24.3	Appointment of Directors

(a)	The Company may by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

30

(b)	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Directors shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

(c)	Any Director so appointed shall, if still a Director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a Director at such meeting. Such person shall not be taken into account in determining the number or identity of Directors who are to retire by rotation at such meeting.

24.4	Appointment of executive Directors

The Directors may appoint one or more of its members to an executive office or other position of employment with the Company for such term and on any other conditions the Directors think fit. The Directors may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

24.5	Rotational retirement at annual general meeting

(a)	Each Director is subject to retirement by rotation in accordance with these Articles, subject to Article 24.3(c).

(b)	At each annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three nor a multiple of three, the number nearest to but not exceeding one-third, shall retire from office. lf there are fewer than three Directors who are subject to retirement by rotation, one of them shall retire from office at the annual general meeting.

(c)	Subject to these Articles, the Directors to retire by rotation at each annual general meeting shall be, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Directors at the start of business seven (7) days before the date of the notice convening the annual general meeting notwithstanding any change in the number or identity of the Directors after that time but before the close of the meeting.

31

(d)	lf the Directors so decide, one or more other Directors selected by the Directors may also retire at an annual general meeting as if any such other Director was also retiring by rotation at that meeting in accordance with these Articles.

24.6	Position of retiring Director

(a)	A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. lf he is not re-appointed or deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

(b)	At any general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost.

24.7	No age limit

(a)	No person shall be disqualified from being appointed or re-appointed as a Director and no Director shall be requested to vacate that office by reason of his attaining the age of seventy or any other age.

(b)	It shall not be necessary to give special notice of any resolution appointing, re-appointing or approving the appointment of a Director by reason of his age.

24.8	Removal of Directors by Ordinary Resolution

(a)	The Company may:

(i)	by Ordinary Resolution remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company; and

(ii)	by Ordinary Resolution appoint another person who is willing to act to be a Director in his place (subject to these Articles).

(b)	Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

32

24.9	Other circumstances in which a Director ceases to hold office

(a)	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise) a Director ceases to hold office as a Director if:

(i)	he resigns as Director by notice in writing delivered to the Directors or to the Registered Office or tendered at a meeting of Directors; or

(ii)	he is not present personally or by proxy or represented by an alternate Director at meetings of the Directors for a continuous period of 6 months without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(iii)	he only held office as a Director for a fixed term and such term expires; or

(iv)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(v)	he is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director; or

(vi)	an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Directors resolve that his office be vacated; or

(vii)	he is removed from office by notice in writing addressed to him at his address as shown in the Company’s register of directors and signed by not less than two Directors (without prejudice to any claim for damages which he may have for breach of contract against the Company); or

(viii)	in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Directors resolve that his office be vacated.

(b)	A written resolution of the Directors declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

33

25.	ALTERNATE DIRECTORS

25.1	Appointment

(a)	A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Directors and willing to act, to be his alternate by notice in writing delivered to the Directors or to the Registered Office, or in any other manner approved by the Directors.

(b)	The appointment of an alternate Director who is not already a Director shall require the approval of either a majority of the Directors or the Directors by way of a Directors’ resolution.

(c)	An alternate Director need not hold a Share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles.

25.2	Responsibility

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

25.3	Participation at Directors’ meetings

An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled to receive notice of all meetings of the Directors and all committees of the Directors of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate Director). A Director acting as alternate Director shall have a separate vote at Directors’ meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

25.4	Interests

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

34

25.5	Termination of appointment

(a)	An alternate Director shall cease to be an alternate Director:

(b)	if his appointor revokes his appointment by notice delivered to the Directors or to the Registered Office or in any other manner approved by the Directors; or

(c)	if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of the alternate Director which was in force immediately before his retirement shall remain in force; or

(d)	if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated.

26.	POWERS OF DIRECTORS

26.1	General powers to manage the Company’s business

(a)	Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.

(b)	The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.2	Signing of cheques

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

26.3	Retirement payments and other benefits

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

35

26.4	Borrowing powers of Directors

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking and property and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27.	PROCEEDINGS OF DIRECTORS

27.1	Directors’ meetings

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

27.2	Voting

Questions arising at any Directors’ meeting shall be decided by a simple majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

27.3	Notice of a Directors’ meeting

A Director or an alternate Director may, or any other officer of the Company at the request of a Director or alternate Director shall, call a meeting of the Directors by not less than twenty-four (24) hours’ notice. Notice of a meeting of the Directors must specify the time and place of the meeting and the general nature of the business to be considered, and shall be deemed to be given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address given to the Company by him for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. A Director may waive the requirement that notice of any Directors’ meeting be given to him, either at, before or after the meeting.

27.4	Failure to give notice

A Director or alternate Director who attends any Directors’ meeting waives any objection that he or she may have to any failure to give notice of that meeting. The accidental failure to give notice of a Directors’ meeting to, or the non-receipt of notice by, any person entitled to receive notice of that meeting does not invalidate the proceedings at that meeting or any resolution passed at that meeting.

36

27.5	Quorum

No business shall be transacted at any meeting of the Directors unless a quorum is present. The quorum may be fixed by the Directors, and unless so fixed shall be two (2) if there are two or more Directors, and shall be one if there is only one Director. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

27.6	Power to act notwithstanding vacancies

The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in that number, or for calling a general meeting of the Company.

27.7	Chairman to preside

The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

27.8	Validity of acts of Directors in spite of a formal defect

All acts done by a meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified from holding office (or had vacated office) or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be and had been entitled to vote.

27.9	Directors’ meetings by telephone or other communication device

A meeting of the Directors (or committee of Directors) may be held by means of any telephone, electronic or such other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is physically present.

37

27.10	Written resolutions of Directors

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. A resolution in writing is adopted when all the Directors (whether personally, by an alternate Director or by a proxy) have signed it.

27.11	Appointment of a proxy

A Director but not an alternate Director may be represented at any meeting of the Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director. The authority of any such proxy shall be deemed unlimited unless expressly limited in the written instrument appointing him.

27.12	Presumption of assent

A Director (or alternate Director) present at a meeting of Directors is taken to have cast a vote in favour of a resolution of the Directors unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the chairman or secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of a resolution of the Directors.

27.13	Directors’ interests

(a)	Subject to the provisions of the Companies Act and provided that he has declared to the Directors the nature and extent of any personal interest of his in a matter, transaction or arrangement, a Director or alternate Director notwithstanding his office may:

(i)	hold any office or place of profit in the Company, except that of Auditor;

(ii)	hold any office or place of profit in any other company or entity promoted by the Company or in which it has an interest of any kind;

(iii)	enter into any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

(iv)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as Auditor;

38

(v)	sign or participate in the execution of any document in connection with matters related to that interest;

(vi)	participate in, vote on and be counted in the quorum at any meeting of the Directors that considers matters relating to that interest; and

(vii)	do any of the above despite the fiduciary relationship of the Director’s office:

(viii)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ix)	without affecting the validity of any contract, transaction or arrangement.

(b)	For the purposes of this Article, a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any matter, transaction or arrangement for which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such matter, transaction or arrangement of the nature and extent so specified.

27.14	Minutes of meetings to be kept

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at general and Class meetings of the Company and meetings of the Directors or committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

28.	DELEGATION OF DIRECTORS’ POWERS

28.1	Power of Directors to delegate

The Directors may:

(a)	delegate any of their powers, authorities and discretions to any person or committee consisting of one or more Directors and (if the Directors think fit) to one or more other persons in each case to such extent, by such means (including by power of attorney) and on such terms and conditions as the Directors think fit;

(b)	authorise any person or committee to whom powers, authorities and discretions are delegated under this Article by the Directors to further delegate some or all of those powers, authorities and discretions;

39

(c)	delegate their powers, authorities and discretions under this Article either collaterally with or to the exclusion of their own powers, authorities and discretions; and

(d)	at any time revoke any delegation made under this Article by the Directors in whole or in part or vary its terms and conditions.

28.2	Delegation to Committees

A committee to which any powers, authorities and discretions have been delegated under the preceding Article must exercise those powers, authorities and discretions in accordance with the terms of delegation and any other regulations that may be imposed by the Directors on that committee. The proceedings of a committee of the Directors must be conducted in accordance with any regulations imposed by the Directors, and, subject to any such regulations, to the provisions of these Articles dealing with proceedings of Directors insofar as they are capable of applying.

28.3	Delegation to executive Directors

The Directors may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Directors may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Directors to exercise the delegated powers, authorities or discretions collaterally with the Director. The Directors may at any time revoke the delegation or alter its terms and conditions.

28.4	Delegation to local boards

(a)	The Directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(b)	The Directors may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(c)	Any appointment or delegation under this Article may be made on such terms and subject to such conditions as the Directors think fit and the Directors may remove any person so appointed, and may revoke or vary any delegation.

40

28.5	Appointing an attorney, agent or authorised signatory of the Company

(a)	The Directors may by power of attorney or otherwise appoint any person to be the attorney, agent or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit.

(b)	Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney, agent or authorised signatory as the Directors think fit and may also authorise any such attorney, agent or authorised signatory to delegate all or any of the powers, authorities and discretions vested in such person.

28.6	Officers

The Directors may appoint such officers (including a Secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors think fit. Unless otherwise specified in the terms of his appointment, an officer may be removed from that office by resolution of the Directors or by Ordinary Resolution.

29.	DIRECTORS’ RENUMERATION, EXPENSES AND BENEFITS

29.1	Fees

The Company shall pay to the Directors (but not alternate Directors) for their services as Directors such aggregate amount of fees as the Directors may decide. The aggregate fees shall be divided among the Directors in such proportions as the Directors may decide or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

29.2	Expenses

A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors or of committees of the Directors or general meetings or separate meetings of the holders of any Class of Shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Directors or in accordance with any procedures stipulated by the Directors) in taking independent professional advice in connection with the discharge of such duties.

29.3	Remuneration of executive Directors

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Directors (including, for the avoidance of doubt, by the Directors acting through a duly authorised Directors’ committee), and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

41

29.4	Special remuneration

A Director who, at the request of the Directors, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman of the board of Directors, services as a member of any committee of the Directors and services which the Directors consider to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Directors (including, for the avoidance of doubt, the Directors acting through a duly authorised Directors’ committee) may decide.

30.	SEAL

30.1	Directors to determine use of Seal

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used with the authority of the Directors or a committee of the Directors established for such purpose. Every document to which the Seal is affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for that purpose unless the Directors decide that, either general or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

30.2	Duplicate Seal

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

31.	DIVIDENDS, DISTRIBUTIONS AND RESERVES

31.1	Payment of Dividends

Subject to the Companies Act and these Articles, the Directors may declare and/or pay Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account, or as otherwise permitted by the Companies Act. Unless the Directors resolve that a Dividend shall be a final dividend, any Dividend shall be deemed an interim Dividend and consequently may be cancelled by the Directors at any time before the date of payment of such Dividend.

42

31.2	Calculation of Dividends

Except as otherwise provided by these Articles or the rights attached to any Shares or the terms of any Shares, all Dividends shall be declared and/or paid according to the par value of the Shares that a Member holds. If any class of Share is issued on terms providing that it shall rank for Dividend as from a particular date, that class of Share shall rank for Dividend accordingly.

31.3	Deduction from Dividends

The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by that Member to the Company.

31.4	Dividend satisfied by distribution of specific assets

The Directors may resolve or declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

32.	PAYMENTS

32.1	Where the Company is required to make any payment to any Member or former Member (each, a “payee”) for any reason whatsoever (including payment of any Dividend, redemption proceeds or other distribution):

(a)	it may be made in such manner as the Directors may deem appropriate and no payee shall be entitled to require payment by cheque or in any other particular manner;

(b)	such payment shall be at the risk and expense of the payee and the Company shall not be liable for any delay in, or loss arising from, any such payment for any reason whatsoever;

(c)	where made by any electronic payment method, the due making of a payment instruction and consequent deduction from the bank account (or other financial institution account) of the Company shall be a good discharge by the Company of its payment obligations;

(d)	where paid by a cheque sent through the post, it shall be sent (at the risk of the person entitled to the money represented thereby) to the registered address of, and made payable to, the order of the payee or to such other address and/or person as the payee may in writing direct, and the Company shall not be responsible for any loss in transmission;

43

(e)	the Company shall be entitled to recover any overpayment of monies;

(f)	the Company may set-off and apply any sums due by the payee (or by any one or more of joint payees) on any account whatsoever (whether or not presently payable) in reducing the amount of such payment by the Company;

(g)	no unpaid amount shall bear interest against the Company;

(h)	where the payment is unclaimed after 6 months from the date it first became payable (or any cheque in respect thereof remaining uncashed or unpresented after 6 months from the date of posting or in the case of a Dividend from the proposed date of payment thereof), it shall, if the Directors so resolve, be forfeited for the benefit of, and shall cease to remain owing by, the Company and shall thereafter belong to the Company absolutely; and

(i)	in the case of any joint payees (including any current or former joint Members), payment may be made by the Company to any one or more of the joint payees, any payment instruction or direction from any one joint payee to the Company shall bind all joint payees (and in the case of conflicting instructions or directions the Company may act on any of them) and any notice in respect of any payment given by the Company to any one of the joint payees shall be deemed to be given to all of them.

32.2	Subject to the foregoing, all unclaimed amounts (including Dividends) may be invested or otherwise made use of by the Directors, in their absolute discretion, for the benefit of the Company until claimed.

32.3	Notwithstanding any other provision of these Articles, the Company shall not be obliged to make any payment to a Member in respect of a Dividend, repurchase, redemption or other distribution if the Directors suspect that such payment may result in the breach or violation of any applicable laws or regulations (including, without limitation, any anti-money laundering laws or regulations) or such refusal is required by the laws and regulations governing the Company and/or its service providers.

33.	CAPITALISATION OF RESERVES AND PROFITS

33.1	Subject to the Companies Act and to any rights and restrictions for the time being attached to any class of Shares, the Directors may resolve to capitalise all or any part of any amount standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or the profit and loss account or otherwise available for distribution to Members and:

(j)	apply all or part of any amount so capitalised for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of Dividend in paying up any amounts unpaid on Shares held by Members or in paying up in full unissued Shares to be issued to Members as fully paid; or

44

(k)	apply all or part of any amount so capitalised in paying up Shares for the benefit of any person in satisfaction of any obligation of the Company to issue paid up Shares to such person.

In such event the Directors shall take any action required to give effect to such capitalisation, and may make such provisions as they think fit in the event that Shares become distributable in fractions (including providing for fractional entitlements to accrue to the Company rather than to the Members concerned).

33.2	The Directors may authorise any person to enter into an agreement with the Company on behalf of all of the Members interested providing for such capitalisation and matters incidental to the capitalisation and any such agreement shall be effective and binding on all the Members concerned.

34.	BOOKS OF ACCOUNT

34.1	Books of account to be kept

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the affairs of the Company and to explain its transactions.

34.2	Inspection by Members

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them will be open to the inspection of Members (not being Directors). No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act by order of the court or authorised by the Directors or by Ordinary Resolution.

34.3	Accounts required by law

The Directors shall cause to be prepared and to be laid before the Company at each annual general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

34.4	Retention of records

All books of account maintained by the Company shall be retained for a period of at least five years, or such longer period required by any applicable law or regulation from time to time.

45

35.	AUDITOR

35.1	Appointment of Auditor

The Directors may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

35.2	Rights of Auditor

The Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

35.3	Reporting requirements of Auditor

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next general meeting following their appointment, and at any other time during their term of office, upon request of the Directors or any general meeting of the Company.

36.	NOTICES

36.1	Form and method of giving notices

(l)	Notices shall be in writing and may be given by:

(i)	any Member to the Company by delivering such notice at the Registered Office. Notices may be delivered in person, by post, email or facsimile but shall only be validly served on the Company if such notice is actually received by the Registered Office on behalf of the Company; and

(ii)	the Company to any Member either personally or by sending it by post, email or facsimile to his address as shown in the Register of Members, and where such a notice is:

(A)	sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted;

(B)	sent by facsimile, service of the notice shall be deemed to be effected by transmitting the facsimile to the number provided by the intended recipient and shall be deemed to have been received on the same day that it was sent; and

46

(C)	given by email, service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

(m)	Any notice, if posted from one country to another, is to be sent by airmail.

36.2	Persons entitled to Shares by transmission

A notice may be given by the Company to any person the Company has been advised is entitled to any Share in consequence of the death, bankruptcy, liquidation or dissolution of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death, bankruptcy, liquidation or dissolution had not occurred.

37.	WINDING UP

37.1	Method of winding up

(a)	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.

(b)	If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company.

(c)	This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

47

37.2	Distribution of assets in a winding up

Subject to any rights or restrictions for the time being attached to any Class of Shares, on a winding up of the Company the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, distribute among the Members the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose:

(a)	decide how the assets are to be distributed as between the Members or different Classes of Members;

(b)	value the assets to be distributed in such manner as the liquidator thinks fit; and

(c)	vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the Members entitled to the distribution of those assets as the liquidator sees fit, but so that no Member shall be obliged to accept any assets in respect of which there is any liability.

38.	INDEMNITY AND INSURANCE

38.1	Indemnity and limitation of liability of Directors and officers

(a)	To the maximum extent permitted by law, every current and former Director and officer of the Company (excluding an Auditor) (each an “Indemnified Person”), shall be entitled to be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses (each a “Liability”), which such Indemnified Person may incur in that capacity unless such Liability arose as a result of the actual fraud or wilful default of such person.

(b)	No Indemnified Person shall be liable to the Company for any loss or damage resulting (directly or indirectly) from such Indemnified Person carrying out his or her duties unless that liability arises through the actual fraud or wilful default of such Indemnified Person.

(c)	For the purpose of these Articles, no Indemnified Person shall be deemed to have committed “actual fraud” or “wilful default” until a court of competent jurisdiction has made a final, non-appealable finding to that effect.

38.2	Advance of legal fees

The Company shall advance to each Indemnified Person reasonable legal fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any such advance of expenses, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it is determined that the Indemnified Person was not entitled to indemnification under these Articles.

48

38.3	Indemnification to form part of contract

The indemnification and exculpation provisions of these Articles are deemed to form part of the employment contract or terms of appointment entered into by each Indemnified Person with the Company and accordingly are enforceable by such persons against the Company.

38.4	Insurance

The Directors may purchase and maintain insurance for or for the benefit of any Indemnified Person including (without prejudice to the generality of the foregoing) insurance against any Liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company.

39.	REQUIRED DISCLOSURE

If required to do so under the laws of any jurisdiction to which the Company (or any of its service providers) is subject, or in compliance with the rule of any stock exchange upon which any Shares are listed, or to ensure the compliance by any person with any anti-money laundering legislation in any relevant jurisdiction, any Director, officer or service provider (acting on behalf of the Company) shall be entitled to release or disclose any information in its possession regarding the affairs of the Company or a Member, including, without limitation, any information contained in the Register of Members or subscription documentation of the Company relating to any Member.

40.	FINANCIAL YEAR

Unless the Directors resolve otherwise, the financial year of the Company shall end on 30 September in each year and shall begin on 1 October in each financial year.

41.	TRANSFER BY WAY OF CONTINUATION

The Company shall, with the approval of a Special Resolution, have the power to register by way of continuation to a jurisdiction outside of the Cayman Islands in accordance with the Companies Act.

49

42.	TRANSFER BY WAY OF CONTINUATION

The Company shall, with the approval of a Special Resolution, have the power to register by way of continuation to a jurisdiction outside of the Cayman Islands in accordance with the Companies Act.

43.	TAX TRANSPARENCY REPORTING

43.1	Each Member shall provide the Company on a timely basis with any documents, tax certifications, financial and other information (collectively “Tax Reporting Information”) as the Company may request in connection with the Company’s compliance with any legal and tax information reporting and exchange obligations applicable to it under the laws of the Cayman Islands or any other applicable jurisdiction (collectively, “Tax Reporting Obligations”), including, without limitation, any Tax Reporting Obligations under any Cayman Islands laws, regulations or guidance notes that give effect to: (i) the United States’ Foreign Account Tax Compliance Act; (ii) the Organisation for Economic Co-operation and Development’s Common Reporting Standard; and (iii) any additional inter-governmental agreement or treaty entered into by, or otherwise binding upon the Cayman Islands that provides for the exchange of tax information with another jurisdiction.

43.2	The Company shall have the power to release, report or otherwise disclose to the Department for International Tax Cooperation in the Cayman Islands (or any other authority as may be required under the Tax Reporting Obligations) any Tax Reporting Information provided by a Member to the Company and any other information held by the Company in respect of the Member’s investment in the Company, in connection with the Tax Reporting Obligations, including, without limitation, in relation to the identity, address, tax identification number, tax status and interest in the Company of the Member (and any of its direct or indirect owners or affiliates).

43.3	If a Member fails to provide the Company with any requested Tax Reporting Information on a timely basis and such failure results, or may result, in the Company’s inability to comply with its Tax Reporting Obligations or if the Company is otherwise unable to comply with its Tax Reporting Obligations as a result of the direct or indirect action (or inaction) of a Member, the Company may:

(a)	compulsorily repurchase some or all of such Member’s Shares without notice at a price per Share equal to the fair value of such Shares (as determined by the Directors) and may deduct or withhold from such redemption proceeds any penalty, debt, withholding or back up tax, costs, expenses, obligations, liabilities or other adverse consequences (collectively, “Tax Reporting Liabilities”) imposed on the Company, its Members and/or any of their respective directors, officers, employees, agents, managers, shareholders and/or partners as a result of such failure, action or inaction by such Member; and/or

(b)	re-designate, immediately and without consent, such Member’s Shares as belonging to a separate class and create a separate internal account in respect of such Shares so that any Tax Reporting Liabilities may be allocated solely to that class and debited from such class.

50